Exhibit 10.3


------     MEXICAN MINISTRY OF
SCT        COMMUNICATIONS AND
------     TRANSPORTATION
UNDER MINISTRY OF COMMUNICATIONS










                       CONCESSION CERTIFICATE FOR A PUBLIC
                    TELECOMMUNICATIONS NETWORK FOR PROVISION
                   OF FIXED OR MOBILE WIRELESS ACCESS SERVICE
                     IN REGIONS 1, 2, 3, 4, 5, 6, 7, 8 AND 9









                  Telefonia Inalambrica del Norte, S.A. de C.V.


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[A seal with the Mexican coat-of-arms reading:]
"United Mexican States - Ministry of
Communications and Transportation"

Concession to install, operate and exploit a public telecommunications network that is granted by the Mexican Federal Government through the Mexican Ministry of Communications and Transportation (the "Ministry"), to Telefonia Inalambrica del Norte, S.A. de C.V. (the "Concession Holder").

                                   WITNESSETH

I. WHEREAS, on October 16, 1997, the Concession Holder applied for the approval of the Federal Telecommunications Commission (the "Commission") to participate in a tender of bids with a view to obtain a concession to use, operate and exploit frequency bands of the radioelectric spectrum and provide fixed or mobile wireless access service, pursuant to the Invitation to Tender Bids that was published in the Federal Official Gazette on June 9, 1997 (the "Tender"), and the Tender Rules that were published in the Federal Official Gazette on June 30, 1997, and the amendments thereto that were also published in the Federal Official Gazette on July 4, August 15, September 3 and 4, and November 12, 1997 (the "Tender Rules"). Said application was also filed with a view to obtain a concession to install, operate and exploit a public telecommunications network, pursuant to the provisions of articles 18, last paragraph and 24 of the Federal Telecommunications Law.

II. WHEREAS, at its session held on November 4, 1997, the Federal Competition Commission en banc resolved not to express any objection or submit the Concession Holder's participation in the Tender to any condition. This resolution was notified to the Concession Holder under official communication #3-101-(777)-97-494 dated November 4, 1997.

III. WHEREAS, the Ministry, through the Commission, analyzed all documents submitted by the Concession Holder and, according to the different stages of the bidding process described in the Tender and in articles 14, 15, 16, 17 et al of the Mexican Federal Telecommunications Law, resolved to grant the Concession Holder a Certificate of Qualification, due to the fact that the documents were complete and met all necessary requirements. This resolution was informed to the Concession Holder under official communication # CFT/D01/P/550/97 dated November 5, 1997.

IV. WHEREAS, the Commission, under official communication #CFT/D01/P/617/97 dated November 14, 1997, resolved to grant a Certificate of Participation to the Concession Holder, considering that on November 10, 1997 the Concession Holder had submitted the pertinent bid bond, and assigned to the Concession Holder a confidentiality code to participate in the bidding process. Considering further that the Concession Holder submitted the highest valid bid, the Commission en banc, under resolution P/180598/0107, dated May 18, 1998, declared the Concession Holder as the successful bidder in competitive biddings 38AIB1, 42AIF1, 46AIB2, 50AIF2, 54AIB3, 58AIF3, 62AIB4, 66AIF4, 70AIB5, 74AIF5, 78AIB6,
82AIF6, 86AIB7, 90AIF7, 94AIB8, 98AIF8, 102AIB9, and 106AIF9 of said Tender, according to the Tender Rules.

V. WHEREAS, pursuant to the provisions of article 18 of the Mexican Federal Telecommunications Law, should the exploitation of the services subject matter of concession on the radioelectric spectrum require a concession for a public telecommunications network, such concession will be granted in this same administrative act.



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                                       2



VI. WHEREAS, the Ministry, through the Commission, analyzed all documents related to the application filed by the Concession Holder to obtain a concession to use, operate and exploit frequency bands of the radioelectric spectrum for the provision of fixed or mobile wireless access services through a public telecommunications network, and resolved that such documents satisfied all requirements of the Mexican Federal Telecommunications Law and all other applicable regulations. Therefore, pursuant to the provisions of articles 36(III) of the Mexican Organic Law of the Federal Public Administration; 11(II), 12, 18, 24, 25, 26, 27 and all other related articles of the Mexican Federal Telecommunications Law; and 4 and 5(XI) of the Internal Regulations of the Ministry of Communications and Transportation, the Ministry hereby grants the Concession Holder this concession to install, operate and exploit a public telecommunications network, subject to the following:

                                   CONDITIONS

                                  First Chapter
                               General Provisions

1. Definitions and Scope of the Concession.

1.1 Definitions. For the purposes of this Certificate, the following terms shall have the following meanings:

     1.1.1 Wireless access, shall mean a bidirectional radioelectric linking service between a public telecommunications network and a final user, for the transmission of signs, signals, written material, images, voice, sounds or any other types of data;

     1.1.2 Concession, shall mean the concession that is granted under this Certificate for the installation, operation and exploitation of a public telecommunications network;

     1.1.3 Law, shall mean the Mexican Federal Telecommunications Law;

     1.1.4 Interconnection, shall mean the physical and logic connection between two public telecommunication networks for the exchange of traffic between the exchanges of both networks. Interconnection allows users of either network to connect to and exchange traffic with users of the other network, or to access services provided by the other network;

     1.1.5 Interoperability, shall mean all technical characteristics of a group of interconnected public telecommunication networks that ensure the consistent and predictable provision of a specific service, pursuant to the functional delivery of services among networks;

     1.1.6 Master Plans, shall mean the Master Technical Signal Plan and the Master Technical Number Plan that were published on June 21, 1996, and any other plans that may be issued by the Ministry or the Commission from time to time; and

     1.1.7 Network, shall mean the public telecommunications network that is the subject matter of concession; and


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                                       3


     1.1.8 Rules, shall mean the Local Service Rules that were published in the Federal Official Gazette on October 23, 1997, or any successor rules.

1.2. Purpose of the Concession. A Concession is granted under this Certificate for the installation, operation and exploitation of a public telecommunications network and the provision of all services that are described in the exhibit(s) to the Concession, pursuant to all terms and conditions set forth therein.

1.3 Services. The Concession Holder agrees to install, operate and exploit the Network and provide all services referred to in the exhibit(s) to this Certificate in accordance with all terms and conditions set forth therein. Likewise, the Concession Holder agrees to submit for approval by the Commission, prior to their instrumentation, all agreements to be executed with the users for provision of the services referred to in the exhibit(s) to the Concession, pursuant to all applicable legal, regulatory and administrative provisions.

The Concession Holder may provide services additional to those covered by the exhibit(s) to the Concession, subject to the favorable decision of the Ministry. To this end, the Concession Holder shall file an application that is satisfactory for the Ministry and meets all requirements of article 24 of the Law and all other applicable provisions, without prejudice of the fact that, in case any concession for frequency bands of the radioelectric spectrum is required, such concession shall be granted through the public bidding process contemplated by article 14 and all other applicable articles of the Law.

The approval or concession mentioned in the immediately preceding paragraph shall be granted only if the Concession Holder is in compliance with all of its obligations related to the Concession.

According to article 33 of the Law, the Concession Holder may provide value added services, subject to the prior registration of the services with the Commission.

1.4 Modification of the Coverage. The Concession Holder will be able to extend or reduce the geographic coverage of the Network, subject to the prior approval of the Commission, except in case of modification of the coverage as regards bands of the radioelectric spectrum, in which event the prior approval of the Ministry shall be required.

The Commission or the Ministry shall, as the case may be, approve or disapprove the application for extension or reduction of the coverage within one hundred and twenty (120) calendar days following receipt of the application, provided that the Concession Holder is fully complying with all of its obligations related to the Concession.

1.5 Effective term. The term of this Concession shall be of twenty (20) years from the date of its granting. The term of the Concession may be extended, pursuant to the provisions of article 27 of the Law.

1.6 Commencement of operations. Before commencing the operation of the Network, and for provision of all services subject matter of the Concession, the Concession Holder shall prove to the Ministry that its subscribed and paid-in capital is equal to or higher than 1.924 billion pesos, Mexican currency, which figure was obtained from data provided for year one (1) of your Business Plan that was submitted with respect to the application referred to in paragraph I of the Witnesseth chapter hereof. Further, the Concession Holder is required to maintain a maximum total debt to stockholders' equity ratio of 3.5, pursuant to the terms of the above-mentioned Business Plan, during the first five years of its operation as concessionaire of a public telecommunications network.


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                                       4


1.7 Applicable laws. The Network and the services subject matter of this Concession shall be installed, operated and exploited and provided, respectively, pursuant to the provisions of the Political Constitution of the United Mexican States, the Law and any supplementary laws set forth in article 8 of the Law, and any international treaties, laws, regulations, decrees, Rules, master technical plans, Mexican official standards, rulings, orders, circular letters and all other legal, regulatory and administrative provisions that may be introduced by the Ministry or the Commission, and pursuant to all conditions set forth herein.

The Concession Holder agrees that in case of derogation or amendment of or additions to the legal, regulatory or administrative provisions referred to in the first paragraph of this clause 1.7 to which this Concession is subject, the Concession Holder shall be subject to all successor laws and administrative provisions, from the effective date thereof.

1.8 Other Concessions. This Concession does not grant any exclusivity rights to the Concession Holder, but the Ministry may, within the same geographic area, grant other concessions to third parties for the installation, operation and exploitation of one or more public telecommunication networks, for provision of services identical or similar to the services covered by this Concession.

1.9 Assignment of Rights. The Concession Holder may, subject to the prior approval of the Ministry, assign all or any of its rights and obligations under the Concession, pursuant to the provisions of article 35 of the Law.

1.10 Provision of Services through Affiliates or Subsidiaries. The Concession Holder may, subject to the prior approval of the Ministry, provide any services covered by this Concession through any affiliate or subsidiary, provided the Concession Holder will prove, to the satisfaction of the Ministry, that the affiliate or subsidiary has all financial capacity required for provision of the services subject matter of the Concession. Notwithstanding the foregoing, the Concession Holder shall always be responsible to the Ministry for the performance of all obligations related to the Concession.

1.11 Powers of Attorney. The Concession Holder in no event shall grant any irrevocable general power of attorney for acts of administration or acts of ownership that is intended to empower or entitle the attorney-in-fact or grantee to exercise any right or perform any obligation under the Concession.

1.12 Liens. In case any lien is created on the Concession or on any rights thereunder by the Concession Holder, the lien shall be recorded as required by article 64 of the Law, within thirty (30) calendar days following the date of creation of the lien.

The instrument under which the created lien was documented shall expressly provide that the creditor in no event shall acquire the capacity of Concession Holder in case of foreclosure of the lien.

The Concession may only be assigned to a creditor or a third party if the assignment of all rights arising therefrom is approved by the Ministry, pursuant to the provisions of article 35 of the Law, or if a concession is granted pursuant to the provisions of article 24 of the Law, provided that in this latter event the frequency bands of the radioelectric spectrum shall not be included in the concession.


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                                       5


1.13 Nationality. The Concession Holder shall, with respect to this Concession, not have any rights other than the rights available at Mexican nationals under the Mexican laws. Consequently, the Concession Holder and its non-Mexican shareholders or members, if any, agree not to request or accept the diplomatic involvement of any foreign government, under the penalty, in case of breaching this provision, of forfeiting to the Mexican government all property and rights that the shareholders or members may have acquired for the installation, operation and exploitation of the Network.

1.14 Neutral Investment. Pursuant to the provisions of the Fifth Title of the Mexican Foreign Investment Law, neutral investment shall not be taken into consideration to determine the percentage of the interest held by foreign investors in the Concession Holder's capital stock.

1.15 Companies where a Foreign Government Holds an Interest in their Capital Stock. Any interest held by a company where a foreign government may have an interest in its capital stock shall not be considered as an interest held by a foreign government or State, provided the company is not considered as a government authority by the internal laws of its country of origin and has legal capacity and assets of its own.

1.16 Subscription and Transfer of Shares of Stock or Partnership Interests. The Concession Holder shall provide to the Ministry and the Commission, no later than April 30 of each year, a list showing the names of its shareholders owning 5% or more of the Concession Holder's capital stock and the names of all individuals who hold, either directly or indirectly, an interest of 10% or more in the Concession Holder's capital stock, and the names of its 10 main shareholders and the percentages represented by their respective interests in the Concession Holder's capital stock, attaching thereto all information that may be required by the Commission.

In case of any attempt to subscribe or transfer shares of stock or partnership interests, either in one transaction or a series of related transactions, that represent 10% or more of the Concession Holder's capital stock, the procedure below shall be followed:

     1.16.1 The Concession Holder shall give the Ministry notice of the intention of any parties interested in subscribing or transferring shares of stock or partnership interests of the Concession Holder's capital stock, attaching thereto information on the potential buyers of the shares of stock or partnership interests;

     1.16.2 The Ministry shall be entitled to disapprove the transaction in question within ninety (90) calendar days following receipt of the notice, by giving written notice of its disapproval and providing all reasons therefor; and

     1.16.3 If not disapproved by the Ministry upon expiration of the above-mentioned 90-day term, the transaction shall be deemed approved.

Only those transactions that shall have not been disapproved by the Ministry may be recorded in the stock transfer book of the Concession Holder, regardless of any other approvals that must be obtained from other government authorities pursuant to the applicable legal, regulatory and administrative provisions. The notice referred to in clause 1.16.1 above shall not be required when the subscription or transfer involves shares of stock or partnership interests representing neutral investment pursuant to the terms of the Mexican Foreign Investment Law, or when a capital increase is subscribed by the same shareholders, provided that in this latter event each shareholder maintains the same percentage of interest in the corporation's capital stock.


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                                       6


If the party interested in subscribing or acquiring the shares of stock or partnership interests is a corporation, then the notice referred to in clause
1.16.1 above shall include all information needed for the Ministry to know the identity of all individuals having an interest above 10% in the corporation's capital stock.

This condition shall be included in the bylaws of the Concession Holder and in all share certificates issued by it.

1.17 Training and Technological Development. The Concession Holder shall develop training programs for its employees, and shall also conduct research and development activities in Mexico in coordination, at its sole discretion, with the Commission or any Mexican technological research and development institutions.

1.18 Designation of Person Responsible for Technical Issues. The Concession Holder shall designate a person who shall be responsible to the Commission for the technical operation of the Network. Said person shall have all powers of administration that may be needed to assume obligations to the Commission on behalf of the Concession Holder with respect to the technical operation of the Network.

1.19 Designation of Legal Representative. The Concession Holder shall, at all times during the term of the Concession, have a legal representative with general powers for litigation and collection and for acts of administration, in accordance with article 2554 of the Civil Code for the Federal District in matters of local jurisdiction and for the United Mexican States in matters of federal jurisdiction, and with all related articles of the civil codes of the other states of Mexico, who must be duly accredited before the Ministry and the Commission, without prejudice of the Concession Holder's right to designate any other legal representatives that may represent it before the Ministry and the Commission.

                                 Second Chapter
                      Provisions Applicable to the Services

2.1 Quality of the Services. The Concession Holder shall provide all services covered by this Concession in an efficient and uninterrupted fashion, and shall guarantee the interoperability and interconnection at all times, according to the applicable laws, the technical characteristics set forth in the exhibit(s) to this Concession, and all applicable administrative provisions.

Further, the Concession Holder shall, within three hundred and sixty (360) calendar days following the date the Concession is granted, instrument all mechanisms that may be needed to repair the Network or any service failure within eight (8) business hours following receipt of the failure report.

The Concession Holder shall ensure that all services covered by this Concession be provided under the best pricing, diversity and quality conditions to the benefit of all users, so as to promote the efficient development of telecommunications. To this end, the Concession Holder shall submit to the Commission, within one hundred and twenty (120) calendar days following the date the Concession is granted, the minimum quality standards for the services, regardless of the Commission's right to issue general application rules to that effect.

2.2 Interconnection. Pursuant to the provisions of articles 41, 42 and 43 of the Law, the Concession Holder shall execute interconnection agreements with any other authorized concessionaire of public telecommunication networks that so requests.


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                                       7


The Concession Holder shall, upon request and according to all applicable laws, regulations, rules, master plans and all other general administrative provisions, interconnect its Network to other networks authorized by the Ministry, on a non-discriminatory basis. In case no agreement is reached in any interconnection negotiations, the Commission shall make the pertinent decision.

2.3 Interruption of the Services. If the provision of any service is interrupted for more than seventy two (72) consecutive hours following the time set forth in the pertinent report, the Concession Holder shall credit to the users that portion of the rate corresponding to the duration of the interruption.

2.4 Service and Repair Calls. The Concession Holder shall instrument a system to receive service and repair calls.

The Concession Holder shall prepare a monthly report on the occurrence of failures per type of failure, all corrective actions adopted and all credits made to the users, for submission to the Commission upon request.

The Commission may make the above information available to the public, jointly with information from any other concessionaires that provide similar services in Mexico or in the same region.

2.5 Measurement and Quality Control Equipment. The Concession Holder shall, on the date of commencement of the operation and exploitation of the Network, take all actions needed to ensure the accuracy and reliability of all equipment used to measure the quality of and bill the services. To this end, the Concession Holder shall make calibration tests to its equipment and provide to the Commission on a quarterly basis, upon request, the results of the tests and all documents proving that the pertinent adjustments, if any, have been made.

Further, the Concession Holder shall keep all resulting information in such records for the measurement equipment as may be determined by the Commission.

2.6 Trade Practices Code. The Concession Holder shall, within one hundred and eighty (180) calendar days following the date the Concession is granted and pursuant to any general application rules that may be issued by the Commission therefor, develop a trade practices code to clearly and briefly describe therein all services to be provided by it and the method to be used for application of the pertinent rates. The Concession Holder shall, after development of the code and subject to the Commission's prior approval, make an excerpt of the code available to the public at its commercial offices and publish the excerpt in one of the newspapers having wide circulation throughout Mexico.

2.7 Emergency Services. The Concession Holder shall, on the date of commencement of the operation and exploitation of the Network, make available to the Commission an action plan to prevent the interruption of the services and to provide emergency services in case of occurrence of an act of God or force majeure.

In case of occurrence of an emergency situation within the area covered by the Concession Holder, the Concession Holder shall provide, free of charge, all basic services ordered by the Ministry, only for the period of time and to the extent required by the emergency situation.

The Concession Holder shall inform the Commission of any event that may have a general and material impact on the operation of the Network.


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                                       8


                                  Third Chapter
                                      Rates

3.1 Improper Charging of Rates. Should the Concession Holder charge its users any rates other than its registered rates or the rates, if any, established pursuant to the provisions of articles 61 and 63 of the Law, then the Concession Holder shall reimburse its users the amount charged in excess of the registered or established rates.

The above reimbursement will be made without prejudice of any penalties that may be imposed on the Concession Holder pursuant to the Law and all other applicable legal, regulatory and administrative provisions.

3.2 No Crossed Subsidies. The Commission shall be entitled to ensure at any time that the registered rates do not constitute crossed subsidies pursuant to the provisions of article 62 of the Law, for which purpose the Concession Holder shall provide all pertinent information within sixty (60) calendar days following the date of receipt of the Commission's request.

3.3 Billing. All billing systems of the Concession Holder are subject to the approval of the Commission before their instrumentation.

                                 Fourth Chapter
                          Confirmation and Information

4.1 Without prejudice of the Commission's power to request the Concession Holder to provide any other information, pursuant to the terms of article 68 of the Law, the Concession Holder shall provide the following to the Commission within one hundred and fifty (150) calendar days following the closing of each fiscal year of the Concession Holder:

     4.1.1 Audited financial statements, itemized per service and, if pertinent, per geographic area;

     4.1.2 A description of the main fixed assets of the Concession Holder that form the Network, according to the forms established by the Commission therefor; and

     4.1.3 A report on all actions taken with respect to the training programs for the Concession Holder's employees, and on all research and development activities conducted in Mexico, as set forth in clause 1.17 of this Concession.

4.2 The Concession Holder shall submit quarterly reports to the Commission on the progress of the expansion program for the Network.

4.3 The Concession Holder shall submit to the Commission, upon request, statistical information on traffic, routing, occupation, performance and other operating parameters of the Network, in accordance with the general provisions that may be issued by the Commission therefor. Further, the Concession Holder shall provide accounting information per service, region, function and component of the Network, subject to the prior approval by the Commission of the pertinent methods and dates therefor.


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                                       9


                                  Fifth Chapter
                               Registered Address

5. The Concession Holder hereby designates Idaho No. 14, Col. Napoles, 03810 Mexico, D.F. as its registered address for the service of process.

In case of change of registered address, the Concession Holder shall inform of such change to the Commission within the following fifteen (15 days).

                                  Sixth Chapter
                                Performance Bonds

6. The Concession Holder shall place, to the satisfaction of the Ministry, all bonds that may be required to guarantee the performance of the Concession Holder's obligations under this Concession, in the form and terms set forth in the Exhibit(s) to the Concession.

                                 Seventh Chapter
                                Competent Courts

7. Competent courts. For resolution of any matter related to the interpretation and enforcement of this Concession Certificate, other than any issue reserved for resolution by the Ministry or the Commission under an administrative resolution, the Concession Holder agrees to submit to the jurisdiction of the federal courts of Mexico City, Mexico, waiving any other jurisdiction that might correspond to it by reason of its present or future domicile.

                      Mexico City, Mexico, October 7, 1998.

                THE MINISTRY OF COMMUNICATIONS AND TRANSPORTATION

                                  By: [signed]
                              CARLOS RUIZ SACRISTAN
                                    MINISTER


                              THE CONCESSION HOLDER
                  TELEFONIA INALAMBRICA DEL NORTE, S.A. DE C.V.

                                  By: [signed]
                            CARLOS ESCALANTE GONZALEZ
                              LEGAL REPRESENTATIVE

                                                 Spanish Version of Exhibit 10.3






[COMPANY LOGO]




















                               TITULO DE CONCESION
                      DE RED PUBLICA DE TELECOMUNICACIONES
                     PARA LAS REGIONES 1,2,3,4,5,6,7,8 Y 9.

















                  Telefonia Inalambrica del Norte, S.A. de C.V.




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    SECRETARIA DE COMUNICACIONES
                  Y
             TRANSPORTES



Concesion para instalar, operar y explotar una red publica de telecomunicaciones, que otorga el Gobierno Federal por conducto de la Secretaria de Comunicaciones y Transportes, en lo sucesivo la Secretaria, en favor de Telefonia Inalambrica del Norte, S.A. de C.V., en lo sucesivo el Concesionario, con domicilio para oir y recibir notificaciones en Idaho No. 14, Col. Napoles, 03810 Mexico, D.F., al tenor de los siguientes antecedentes y condiciones.

                                  ANTECEDENTES

I. El Concesionario presento solicitud ante la Comision Federal de Telecomunicaciones, en lo sucesivo la Comision, con fecha 18 de junio de 1997, para participar en la licitacion para el otorgamiento de concesiones para el uso, aprovechamiento y explotacion de bandas de frecuencias del espectro radio-electrico para la prestacion del servicio de provision de enlaces de microondas punto a multipunto de conformidad con la Convocatoria publicada en el Diario Oficial de la Federacion el dia 30 de abril de 1997, en lo sucesivo la Convocatoria, asi como de las bases de licitacion respectivas, publicadas en el Diario Oficial de la Federacion el dia 14 de mayo de 1997 y sus modiflicaciones publicadas en el Diario Oficial de la Federacion el dia 10 de junio de 1997 en lo sucesivo las Bases. Dicha solicitud se presento tambien con efectos de obtener una concesion para instalar, operar y explotar una red publica de telecomunicaciones, de conformidad con lo establecido por los articulos 18, ultimo parrafo y 24 de la Ley Federal de Telecomunicaciones.

II. El Pleno de la Comision Federal de Competencia resolvio en sesion celebrada el 10 de julio de 1997, no objetar ni condicionar la participacion del Concesionario en la licitacion anteriormente senalada, siendo notificado el Concesionario con Oficio numero 3-101-(777)-97-274 de fecha 10 de julio de 1997.

III. La Secretaria, por conducto de la Comision, analizo y dictamino la documentacion de la solicitud del Concesionario y de acuerdo a las etapas del procedimiento de licitacion previsto en la Convocatoria y en los articulos 14, 15, 16, 17 y demas relativos de la Ley Federal de Telecomunicaciones, resoivio mediante oficio No. CFT.-209 de fecha 14 de julio de 1997, otorgar al Concesionario la Constancia de Calificacion por estar debidamente integrada y haber satisfecho los requisitos para tal efecto exigidos.

IV. La Comision con Oficio No. CFT.-246 de fecha 23 de julio de 1997, resolvio otorgar la Constancia de Participacion al Concesionario, en virtud de que con fecha 17 de julio de 1997, presento la Garantia de Seriedad correspondiente, proporcionandole en el mismo acto la clave de confidencialidad para participar en el proceso de licitacion. El Pleno de la Comision emitio fallo a favor del Concesionario, mediante acta fechada el 3 de octubre de 1997, adjudicandole los concursos 36PAM10-1, 37PAM10-2, 38PAM10-3, 39PAM10-4, 40PAM10-5, 41PAM10-6, 42PAM10-7,
         43PAM10-8 y 44PAM10-9, de conformidad con las Bases.

V. La Secretaria, a traves de la Comision, analizo y evaluo la documentacion correspondiente a la solicitud del Concesionario, resolviendo que la misma cumplio a satisfaccion con los requisitos exigidos por la Ley Federal de Telecomunicaciones y demas disposiciones aplicables. Por lo que, con fundamento en los articulos 36, fraccion III de la Ley Organica de la Administracion Publica Federal; 11, fraccion II, 12, 18, 24, 25, 26, 27 y demas relativos de la Ley Federal de Telecomunicaciones, la Secretaria otorga al Concesionario la presente concesion para instalar, operar y explotar una red publica de telecomunicaciones, la que quedara sujeta a las siguientes.



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                                      -2-


                                   CONDICIONES

                                Capitulo Primero
                             Disposiciones Generales

1.1. Definicion de terminos. En adicion a las definiciones contenidas en la Ley Federal de Telecomunicaciones, para los efectos de la presente concesion se entendera por:

1.1.1.   Comision: la Comision Federal de Telecomunicaciones;

1.1.2. Concesion: la contenida en el presente Titulo para instalar, operar y explotar una red publica de telecomunicaciones;

1.1.3.   Ley: la Ley Federal de Telecomunicaciones, y

1.1.4.   Red: la red publica de telecomunicaciones objeto de la Concesion.

1.2. Servicios. El Concesionario se obliga a instalar, operar y explotar la Red y a prestar los servicios a que se refieren los anexos de la Concesion, en los terminos y condiciones ahi indicados. De igual forma, el Concesionario se obliga a someter a la aprobacion de la Comision, previo a su aplicacion, los contratos tipo a ser celebrados con los usuarios, con relacion a la prestacion de los servicios a que se refieren los anexos de la Concesion, de conformidad con las disposiciones legates, reglamentarias y administrativas aplicables.

         El Concesionario podra prestar servicios adicionales a los comprendidos en los anexos de la Concesion previa autorizacion de la Secretaria. Al efecto, el Concesionario debera presentar solicitud a satisfaccion de la Secretaria, que cumpla con los requisitos del articulo 24 de la Ley y demas disposiciones que resulten aplicables, sin perjuicio de que, de requerir concesiones sobre bandas de frecuencias del espectro radioelectrico, estas se otorgaran mediante el procedimiento de licitacion publica previsto por el articulo 14, asi como por los demas aplicables de la Ley.

         Para obtener la autorizacion o concesion mencionadas en el parrafo anterior, el Concesionario debera estar al corriente en el cumplimiento de las obligaciones derivadas de la presente Concesion.

         En los terminos del articulo 33 de la Ley, el Concesionario podra prestar servicios de valor agregado, bastando que previamente los registre ante la Comision.

1.3. Modificacion de cobertura. Para que el Concesionario pueda modificar el area de cobertura de la Red, requerira de la autorizacion previa de la Comision, salvo en el caso de modificaciones a la cobertura sobre bandas del espectro radioelectrico, las cuales, en su caso, deberan ser autorizadas por la Secretaria.

         La Comision o la Secretaria, segun sea el caso, resolvera sobre la solicitud para la modificacion de la cobertura de la Red del Concesionario en un plazo no mayor a 120 dias naturales contados a partir de la recepcion de la solicitud, siempre que el Concesionario se encuentre al corriente en el cumplimiento de las obligaciones derivadas de la Concesion.

1.4. Vigencia. La vigencia de esta Concesion sera de 20 anos contados a partir de la fecha de su firma y podra ser prorrogada de acuerdo con lo senalado por el articulo 27 de la Ley.

1.5. Legislacion aplicable. La instalacion, operacion y explotacion de la Red y de los servicios comprendidos en la Concesion, debera sujetarse a la Constitucion Politica de los Estados Unidos Mexicanos, la Ley y las Leyes supletorias senaladas en el articulo 8 del citado ordenamiento legal, asi como a los tratados internacionales, leyes, reglamentos, decretos, normas oficiales mexicanas, resoluciones, acuerdos, circutares y demas disposiciones administrativas que expida la Secretaria o la Comision, asi como a las condiciones establecidas en esta Concesion.

         El Concesionario acepta que si los preceptos legales y las disposiciones administrativas a que se refiere el parrafo anterior y a las cuales queda sujeta esta Concesion, fueren derogados, modificados o adicionados, el Concesionario quedara sujeto a la nueva legislacion y disposiciones administrativas, a partir de su entrada en vigor.

1.6. Otras Concesiones. La Concesion no confiere derechos de exclusividad al Concesionario, por lo que la Secretaria, dentro de la misma area geografica, podra otorgar otras concesiones a favor de terceras personas para instalar, operar y explotar una o mas redes publicas de telecomunicaciones, para que se presten servicios identicos o similares a los comprendidos en esta Concesion.

1.7. Cesion de derechos. El Concesionario podra ceder parcial o totalmente los derechos y obligaciones establecidos en la Concesion, en los terminos del articulo 35 de la Ley y demas disposiciones legales, reglamentarias y administrativas aplicables.

1.8. Prestacion de los servicios a traves de filiales o subsidiarias. Previa autorizacion de la Secretaria, el Concesionario podra prestar los servicios comprendidos en esta Concesion a traves de empresas filiales
         o subsidiarias, siempre que acredite a satisfaccion de esta, que dichas empresas cuentan con la capacidad financiera necesaria para la prestacion de los servicios en cuestion. No obstante lo anterior, en todo momento, el Concesionario sera el unico responsable ante la Secretaria, la Comision y cualquier autoridad competente, por el estricto cumplimiento de las obligaciones derivadas de la Concesion.

1.9. Poderes o mandatos. En ningun caso el Concesionario podra otorgar poderes o mandatos generales para actos de administracion o de dominio con caracter de irrevocables, que tengan por objeto o hagan posible al apoderado o mandatario el ejercicio de los derechos y obligaciones contemplados en la Concesion.

1.10. Gravamenes. Cuando et Concesionario constituya algun gravamen sobre la Concesion o los derechos derivados de ella, debera efectuar el registro a que se refiere el articulo 64 de la Ley, dentro de los 30 dias naturales siguientes a la fecha de su constitucion.

         El documento en que conste la garantia otorgada debera establecer, expresamente, que la ejecucion de la misma en ningun caso otorgara el caracter de concesionario al acreedor.

         Para que la Concesion le sea adjudicada al acreedor o a un tercero, se requerira que la Secretaria autorice la cesion de derechos en los terminos del articulo 35 de la Ley o bien, que obtenga concesion de conformidad con el articulo 24 del mismo ordenamiento, sin que en este ultimo caso se encuentren comprendidas bandas de frecuencias del espectro radioelectrico.

1.11. Nacionalidad. El Concesionario no tendra en relacion con esta Concesion mas derechos que los que las leyes mexicanas conceden a los mexicanos y, por consiguiente, la sociedad y sus socios extranjeros, en su caso, se comprometen a no pedir ni aceptar la intervencion diplomatica de algun pais extranjero, bajo la pena de perder, en beneficio de la nacion mexicana, todos los bienes y derechos que hubiesen adquirido para instalar, operar y explotar la Red.

1.12. Inversion neutra. En terminos del Titulo Quinto de la Ley de Inversion Extranjera, la inversion neutra no se computara para determinar el porcentaje de inversion extranjera en el capital social del Concesionario.

1.13. Empresas con participacion estatal de paises extranjeros. No se considerara como participacion accionaria de un gobierno o estado extranjero, la que realicen empresas con participacion estatal de paises extranjeros que no sean consideradas como autoridades por la legislacion interna del pais de origen, y que tengan personalidad juridica y patrimonio propios.

1.14. Suscripcion y enajenacion de acciones o partes sociales. El Concesionario se obliga a presentar a la Secretaria y a la Comision, a mas tardar el 30 de abril de cada ano, una relacion de sus diez principales accionistas y sus respectivos porcentajes de participacion, a la que acompanara la informacion que determine la Comision.

         En caso de cualquier supuesto de suscripcion o enajenacion de acciones
         o partes sociales en un acto o sucesion de actos, que represente el diez por ciento o mas del monto del capital social de la sociedad, el Concesionario se obliga a observar el regimen siguiente:

1.14.1. El Concesionario debera dar aviso a la Secretaria de la intencion de los interesados en realizar la suscripcion o enajenacion de las acciones o partes sociales, debiendo acompanar el aviso con la informacion de las personas interesadas en adquirir las acciones o partes sociales;

1.14.2. La Secretaria tendra un plazo de 90 dias naturales, contados a partir de la presentacion del aviso, para objetar por escrito y por causa justificada la operacion de que se trate, y

1.14.3. Transcurrido dicho plazo sin que la operacion hubiere sido objetada por la Secretaria, se entendera por aprobada.

         Solo las operaciones que no hubieren sido objetadas por la Secretaria podran, en su caso, inscribirse en el libro de registro de accionistas
         o socios de la persona moral, sin perjuicio de las autorizaciones que se requieran de otras autoridades conforme a las disposiciones aplicables. No se requerira presentar el aviso a que se refiere el numeral 1.14.1. anterior, cuando la suscripcion o enajenacion se refiera a acciones o partes sociales representativas de inversion neutra en terminos de la Ley de Inversion Extranjera, o cuando se trate de aumentos de capital que sean suscritos por los mismos accionistas, siempre que en este ultimo caso no se modifique la proporcion de la participacion de cada uno de ellos en el capital social.

         En caso de que el interesado en suscribir o adquirir las aciones o partes sociales sea una persona moral, en el aviso al que se refiere la condicion 1.14.1. anterior, debera presentarse la informacion necesaria para que la Secretaria conozca la identidad de las personas fisicas que tengan intereses patrimoniales mayores al diez por ciento del capital de dicha persona moral.

         Esta condicion debera incluirse en los estatutos sociales, asi como en los titulos o certificados que emita el Concesionario.

1.15. Capacitacion y desarrollo tecnologico. El Concesionario desarrollara programas de adiestramiento y capacitacion de su personal. Asimismo, el Concesionario debera llevar a cabo labores de investigacion y desarrollo en el pais.

1.16. Designacion de responsable tecnico. El Concesionario se obliga a designar ante la Comision un responsable del funcionamiento tecnico de la Red, quien contara con las facultades de administracion necesarias para obligar al Concesionario ante la Comision con respecto a la operacion tecnica de la misma Red.

                                Capitulo Segundo.
                    Disposiciones aplicables a los servicios.

2.1. Calidad de los servicios. El Concesionario se obliga a prestar los servicios comprendidos en esta Concesion en forma continua y eficiente, de conformidad con la legislacion aplicable y las caracteristicas tecnicas establecidas en la Concesion y sus anexos.

         Asimismo, el Concesionario se obliga a instrumentar los mecanismos necesarios para poder llevar a cabo las reparaciones de la Red o las fallas en los servicios, dentro de las ocho horas siguientes a la recepcion del reporte.

         El Concesionario buscara que los servicios comprendidos en la Concesion, se presten con las mejores condiciones de precio, diversidad y calidad en beneficio de los usuarios, a fin de promover un desarrollo eficiente de las telecomunicaciones. Para ello, debera enviar a la Comision, dentro de los ciento veinte dias naturales siguientes a la fecha de firma de esta Concesion, los estandares minimos de calidad de los servicios, sin perjuicio de que la Comision expida al efecto reglas de caracter general.

2.2. Interrupcion de los servicios. En el supuesto de que se interrumpa la prestacion de alguno de los servicios durante un periodo mayor a 72 horas consecutivas, contado a partir de la fecha establecida en el reporte respectivo, el Concesionario bonificara a los usuarios la parte de la cuota correspondiente al tiempo que dure la interrupcion.

2.3. Sistema de quejas y reparaciones. El Concesionario debera establecer un sistema para la recepcion de quejas y la reparacion de fallas.

         Mensualmente, el Concesionario debera elaborar un reporte que incluira la incidencia de fallas por tipo, las acciones correctivas adoptadas y las bonificaciones realizadas, mismo que estara a disposicion de la Comision.

         La Comision podra hacer del conocimiento publico dicha informacion conjuntamente con la de otros concesionarios que presten servicios similares en el pais o en la misma region.

2.4. Equipo de medicion y control de calidad. El Concesionario se obliga a tomar las medidas necesarias para asegurar la precision y confiabilidad de los equipos que utilice para la medicion de la calidad y para la facturacion de los servicios. Para estos efectos, el Concesionario debera efectuar pruebas de calibracion a sus equipos y proporcionar a la Comision, cuando esta lo requiera, los resultados de las mismas por trimestre calendario y, en su caso, los documentos donde conste que se han realizado los ajustes correspondientes.

         Asimismo, el Concesionario debera mantener los registros de los equipos de medicion que la Comision determine.

2.5. Codigo de practicas comerciales. El Concesionario debera integrar, de conformidad con las reglas de caracter general que al efecto expida la Comision, un codigo de practicas comerciales en el que describira, en forma clara y concisa, los diferentes servicios que proporcione y la metodologia para la aplicacion de las tarifas correspondientes. Una vez integrado dicho codigo y previa autorizacion de la Comision, el Concesionario debera tenerlo disponible al publico en sus oficinas comerciales y publicar un extracto del mismo en uno de los diarios de mayor circulacion a nivel nacional.

2.6. Servicios de emergencia. El Concesionario debera poner a disposicion de la Comision, dentro de los seis meses siguientes a la expedicion de la Concesion, un plan de acciones para prevenir la interrupcion de los servicios, asi como para proporcionar servicios de emergencia, en casos fortuitos o de fuerza mayor.

         En la eventualidad de una emergencia y dentro de su area de cobertura, el Concesionario proporcionara los servicios indispensables que indique la Comision en forma gratuita solo por el tiempo y en la proporcion que amerite la emergencia.

         El Concesionario debera dar aviso a la Secretaria y a la Comision de cualquier evento que repercuta en forma generalizada o significativa en el funcionamiento de la Red.

                                Capitulo Tercero.
                                    Tarifas.

3.1. Cobro indebido de tarifas. Si el Concesionario llegare a cobrar a los usuarios tarifas no registradas o distintas de las establecidas, en su caso, conforme a los articulos 61 y 63 de la Ley, debera reembolsar a los mismos la diferencia con respecto a las tarifas registradas o establecidas.

         Lo anterior, sin perjuicio de las sanciones que se impongan de conformidad con la Ley y demas disposiciones legales, reglamentarias y administrativas aplicables.

3.2. Prohibicion de subsidios cruzados. La Comision podra verificar en todo momento que las tarifas registradas no constituyan subsidios cruzados en terminos del articulo 62 de la Ley, para cuyo efecto, el Concesionario debera proporcionar la informacion correspondiente dentro de los sesenta dias naturales siguientes a la fecha en que reciba la solicitud de la Comision.

3.3. Facturacion. Los sistemas de facturacion del Concesionario deberan ser previamente aprobados por la Comision.

                                Capitulo Cuarto.
                           Verificacion e Informacion.

4.1. Sin perjuicio de las facultades de la Comision de requerir otra informacion al Concesionario en terminos del articulo 68 de la Ley, este debera entregar a la Comision. dentro de Ios ciento cincuenta dias naturales siguientes al cierre del ejercicio correspondiente:

4.1.1. Los estados financieros auditados de su empresa desglosados por servicio y, en su caso, por area geografica;

4.1.2. Una descripcion de los principales activos fijos del Concesionario quo comprende la Red, de conformidad con los formatos que establezca la Comision, y

4.1.3. Un informe sobre las acciones llevadas a cabo respecto de los programas de adiestramiento y capacitacion de su personal, asi coma de las labores de investigacion y desarrollo en el pais, segun se establece en la condicion 1.15 de esta Concesion.

4.2. El Concesionario debera informar trimestralmente a la Comision sobre el avance del programa de expansion de la Red.

4.3. El Concesionario debera poner a disposicion de la Comision la informacion estadistica de trafico, enrutamiento, ocupacion, rendimiento u otros parametros de operacion generada por la Red, de conformidad con las disposiciones de caracter general que al efecto expida la Comision. Asimismo, debera proporcionar informacion contable por servicio, region, funcion y componentes de la Red, previa aprobacion por parte de la Comision de la metodologia y periodicidad correspondientes.

                                Capitulo Quinto.
                                   Garantias.

5. El Concesionario establecera, a satisfaccion de la Secretaria, las garantias relativas al cumplimiento de las obligaciones derivadas de esta Concesion, en la forma y terminos establecidos en los anexos de la Concesion.

                                 Capitulo Sexto.
                           Jurisdiccion y competencia.

6. Para todo lo relativo a la interpretacion y cumplimiento de la Concesion, salvo lo que administrativamente corresponda resolver a la Secretaria o a la Comision, el Concesionario conviene en someterse a la jurisdiccion de los Tribunales Federales de la Ciudad de Mexico, Distrito Federal, renunciando al fuero que pudiere corresponderle en razon de su domicilio presente o futuro.

                  Mexico, Distrito Federal, 1 de abril de 1998.

                   SECRETARIA DE COMMUNICACIONES Y TRANSPORTES
                                  EL SECRETARIO





                              CARLOS RUIZ SACRISTAN






                                EL CONCESIONARIO
                  TELEFONIA INALAMBRICA DEL NORTE, S.A. DE C.V.




                               TOMAS MILMO SANTOS
                               REPRESENTANTE LEGAL